Exhibit 10.3
JOHNSON & JOHNSON
2005 LONG-TERM INCENTIVE PLAN
FORM OF CERTIFICATE – PERFORMANCE SHARE UNIT
Granted To:

WWID #	Target Number of Units:

Grant Date:	Performance Period:

Vesting Date:	The third anniversary of the Grant Date

Certification Date:
The date following the end of the Performance Period on which the Committee certifies the achievement of all remaining performance-based vesting criteria, the achievement of which has not yet been certified, as set forth in Appendix A hereto

Grant No.	Grant Type	Target No. of Units
Performance Share Units
1.Grant of Units. Subject to the terms and conditions of this Certificate and the Johnson & Johnson 2005 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), hereby grants you, pursuant to Section 7(c) of the Plan, the above-stated target number of Performance Share Units (the “Units”), which will become vested and be earned subject to and in accordance with Section 2 hereof. Each Unit represents the right to receive one share of Common Stock of Johnson & Johnson, par value $1.00 per share (“Common Stock”), at the Fair Market Value on the Settlement Date. Each Unit that becomes vested and is earned will be settled in Common Stock or cash, as determined by the Committee, subject to and in accordance with Section 4 hereof. Except where the context clearly indicates otherwise, each capitalized term used herein shall have the definition assigned to it by this Certificate or, to the extent that this Certificate does not define a capitalized term used herein, by the Plan. The Units granted herein are subject to all of the terms and conditions relating to “Performance Share Units” contained in the Plan, including, but not limited to, Section 7(c) of the Plan, and the terms of the Plan are hereby incorporated herein by reference. In the event of any conflict between this Certificate and the Plan, the Plan will control. A copy of the Plan is available in and from the Office of the Secretary of Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933 (732-524-0400).

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

2.    Vesting and Earning of Units.
(a)    General. Except as otherwise provided in this Section 2, on the Settlement Date you shall have the right to earn a number of Units, if any, based upon the achievement of specified levels of performance during the Performance Period, as set forth in Appendix A hereto, provided in addition that on the Vesting Date you are, and have been at all times since the Grant Date, an employee of the Company. For purposes of the Units, persons on Company-approved leaves of absence are considered employees of the Company, but persons on long-term disability are not considered employees of the Company, unless otherwise required by applicable law.
(b)    Termination of Employment. If, prior to the Vesting Date, you cease to be employed by the Company for any reason, including termination for Cause, then except as otherwise provided in Section 2(c), 2(d), 2(e), or 2(f) hereof, the Units shall become null and void on the Date of Termination.
(c)    Death While Actively Employed. If, prior to the Vesting Date, you die while actively employed by the Company, then your estate or any person who acquires the Units by inheritance or devise shall (i) immediately become vested in the Units on the Date of Termination, (ii) have the right to earn the Target Number of Units plus the Top-up Number of Units, and (iii) receive a number of shares of Common Stock, if any, or cash equivalent, as provided in Section 4 hereof.
(d)    Disability. If, prior to the Vesting Date, you cease to be employed by the Company due to Disability, then you (or should you die, your estate or any person who acquires the Units by inheritance or devise) shall (i) immediately become vested in the Units on the Date of Termination, (ii) have the right to earn the Target Number of Units plus the Top-up Number of Units, and (iii) receive a number shares of Common Stock, if any, or cash equivalent, as provided in Section 4 hereof.
(e)    Retirement. If, prior to the Vesting Date, you Retire from employment with the Company without being terminated for Cause and either (i) you have at least ten (10) years of Service with at least five (5) consecutive years of Service immediately before your Date of Termination, or (ii) you have attained age 62 as of your Date of Termination, then you shall (1) become vested in the Units on the Vesting Date, (2) have the right to earn a number of Units, if any, based upon the achievement of specified levels of performance during the Performance Period, as set forth in Appendix A, and (3) receive a number of shares of Common Stock, if any, or cash equivalent, as provided in Section 4 hereof, provided that you will be treated as having terminated employment pursuant to Section 2(b) hereof if at any time prior to the Vesting Date the Committee determines that applying this Section 2(e) to retirees (based on age at the time of termination) and not to all employees violates any law or public policy applicable to you and/or the Units (whether as applied to all holders of Units or only holders of Units in the jurisdiction where you are employed). For the avoidance of doubt, if you are eligible for Retirement and you are terminated for Cause, then this Section 2(e) shall not apply and the Units shall become null and void on the Date of Termination.

(f)    Death Following Retirement. Notwithstanding the foregoing, if you die following your Retirement pursuant to Section 2(e) hereof but prior to the Vesting Date, then your estate or any person who acquires the Units by inheritance or devise shall (i) immediately become vested in the Units on the Date of Termination, (ii) have the right to earn the Target Number of Units plus the Top-up Number of Units, and (iii) receive a number of shares of Common Stock, if any, or cash equivalent, as provided in Section 4 hereof.
(g)    Units Granted Within Six (6) Months of Termination. Notwithstanding any other provisions of this Section 2, if the Grant Date occurred within the six (6) months immediately preceding your Date of Termination, and your termination of employment was for any reason other than death or Disability, the Units shall become null and void on your Date of Termination.
(h)    Employment by a Competitor. Notwithstanding the provisions of Section 2(d) and 2(e) hereof, if you ceased to be employed by the Company due to Disability or Retirement and you become Employed by a Competitor within eighteen (18) months after your Date of Termination, (i) if your termination was due to Disability, the Top-up Number of Units shall become null and void, and (ii) if your termination was due to Retirement, the Units shall become null and void, in each case on the date you are first Employed by a Competitor.
3.    Rights to Common Stock. Until the Settlement Date, you shall not have any rights in, or with respect to, any of the shares of Common Stock that may be issued or transferred to you pursuant to Section 4 hereof, including, but not limited to, any voting rights and the right to receive any dividends (or dividend equivalents) that may be paid or any distributions that may be made with respect to such Common Stock.
4.    Issuance of Shares; Tax Withholding; Compliance With Securities Laws; and Compliance With Compensation Recoupment Policy.
(a)    General. As soon as practicable after the Settlement Date, and in no case later than March 15 of the year following the year in which the Settlement Date occurs, you will receive from Johnson & Johnson one share of Common Stock for each Unit that became vested and was earned in accordance with Section 2 hereof, or, at the discretion of the Committee, the cash equivalent of the Fair Market Value on the Settlement Date, reduced by any whole shares of Common Stock that are sold or cash withheld to satisfy applicable Federal, state and local income taxes and other amounts required by law to be paid or withheld (the “Withholding Taxes”) in the amount determined by the Company, provided that such amount shall not exceed your estimated federal, state and local tax obligation with respect to payment in respect of the Units. If the proceeds of any such sale of Common Stock exceed the amount necessary to satisfy your tax-withholding obligation, the excess shall be paid to you in cash. In lieu of the foregoing, the Committee may allow you to pay the Withholding Taxes to the Company in Common Stock, cash or such other form as approved by the Committee. Notwithstanding the foregoing, if any law or regulation requires Johnson & Johnson to take any action with respect to such shares before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to complete such action.
(b)    Registration and Listing. Notwithstanding Section 4(a) hereof, shares of

Common Stock shall not be issued pursuant to this Certificate, unless, on the Settlement Date, there is in effect a current registration statement or amendment thereto under the Securities Act of 1933, as amended, covering the shares of Common Stock to be issued upon vesting and earning of the Units, and such shares are authorized for listing on the New York Stock Exchange or another securities exchange as determined by the Committee. Nothing herein shall be deemed to require Johnson & Johnson to apply for, to effect, or to obtain such registration or listing.
(c)    Compensation Recoupment Policy. You hereby acknowledge and agree that you and the Units, including any cash and/or shares of Common Stock that may be delivered to you pursuant to the Units, are subject to the Company’s Compensation Recoupment Policy, as amended from time to time, a current copy of which can be found on the Company’s website at http://www.investor.jnj.com/governance/policies.cfm. The terms and conditions of the Compensation Recoupment Policy hereby are incorporated by reference into this Certificate.
5.    Nontransferability of Units. The Units and any rights granted hereunder may not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. Nor shall any such rights be subject to execution, attachment or similar process, other than in accordance with the terms of the Plan. Upon any attempt to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the Units or of any rights granted herein contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon the Units or such rights, the Units and such rights shall, at the election of Johnson & Johnson, become null and void.
6.    No Special Employment Rights; No Rights to Awards. Nothing contained in the Plan or this Certificate shall be construed or deemed by any person under any circumstances to bind the Company to continue your employment for the Vesting Period, Performance Period or for any other period or interfere in any way with any right of the Company to terminate your employment at any time. You hereby acknowledge and agree that (i) the Units do not constitute part of salary, (ii) you are not entitled to receive, under the terms and conditions of employment, or by virtue of accepting or being granted the Units, future awards under the Plan or any other plan, (iii) the value of the Units shall be excluded from the calculation of any termination indemnities or other severance payments, and (iv) you shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of the Units and, if applicable, shares of Common Stock, including currency and exchange laws, rules, and regulations.
7.    Notices. Unless Johnson & Johnson notifies you otherwise in writing, all notices, designations, and payments to be submitted to Johnson & Johnson in connection with the Units shall be addressed to:
Equity Compensation Resources
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

8.    Adjustments for Changes in the Company’s Corporate Structure. The Units granted hereunder shall be subject to the provisions of the Plan relating to adjustments for changes in the Company’s corporate structure.
9.    Definitions. The following capitalized terms shall have the definitions set forth below for purposes of this Certificate:
(a)    “Cause” means your termination by the Company (i) following your conviction for or a plea of nolo contendere to the commission of a felony under federal or state law, or (ii) for an act(s) that, in the Committee’s opinion, constitutes fraud, embezzlement, dishonesty, disclosure of confidential information, the willful and deliberate failure to perform your employment duties in any material respect, a conflict of interest, or any other event that is inimical or contrary to the best interests of the Company. Any determination of “Cause” shall be made by the Committee in its sole discretion, and its determination shall be final and binding.
(b)    “Certification Date” means the date set forth above.
(c)    “Code” means the Internal Revenue Code of 1986, as amended.
(d)    “Committee” means the Compensation & Benefits Committee of the Board of Directors of Johnson & Johnson (or any successor committee).

(e)     “Company” means Johnson & Johnson and its subsidiaries and affiliates, as determined by the Committee.
(f)    “Date of Termination” means the last date on which you were in an active employment status with the Company or, with respect to Section 2(f) hereof, the date of death. Specifically, if you are covered by a severance agreement or arrangement, the Date of Termination shall be your last date of active employment with the Company, not the date corresponding to the end of the severance period. If you become Disabled, your Date of Termination is the date on which you are considered to be Disabled.
(g)     “Disability” or “Disabled” means termination of employment with the Company accompanied by a change in status to “disabled” in accordance with the personnel and/or human resources policy of the Company.
(h)    “Employment by a Competitor” or “Employed by a Competitor” means engaging in any activity or providing services, whether as a director, employee, advisor, consultant, or otherwise, for any corporation or other entity that is a competitor of the Company. The Committee shall determine whether you are Employed by a Competitor in its sole discretion, and its determination shall be final.

(i)    “Grant Date” means the date on which the Units are granted, as set forth above.

(j)     “Performance Period” means the period set forth above.
(k)    “Retire” or “Retirement” means termination of employment after the attainment of age 55.
(l)    “Service” means employment with Johnson & Johnson or one of its subsidiaries or affiliates, while that corporation or other legal entity was a subsidiary or affiliate of Johnson & Johnson, unless the Committee has otherwise provided on or before the Grant Date.
(m)    “Settlement Date” means (i) the later to occur of the Certification Date and the Vesting Date, or (ii) in the event that you terminate employment pursuant to either Section 2(c) or Section 2(d) hereof, (1) with respect to the Target Number of Units, the Date of Termination, and (2) with respect to the Top-up Number of Units, the Certification Date.
(n)    “Target Number of Units” means the number of Units set forth above.
(o)    “Top-up Number of Units” means the positive difference, if any, between (i) the number of Units that would have been earned based upon actual achievement of specified levels of performance during the Performance Period, as set forth in Appendix A, less (ii) the Target Number of Units; provided that the Top-up Number of Units shall not be less than zero.
(p)    “Vesting Date” means the date on which the Units vest, as set forth above, provided that if the Units vest pursuant to Sections 2(c), 2(d) or 2(f) hereof, then “Vesting Date” shall mean the date specified in such section.
(q)    “Vesting Period” means the period between the Grant Date and the Vesting Date.
10.    Miscellaneous.
(a)    Amendment. Except as provided herein, this Certificate may not be amended or otherwise modified unless evidenced in writing and signed by Johnson & Johnson.
(b)    Governing Law. This Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.
(c)    Binding Effect. This Certificate shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
(d)    Entire Agreement. This Certificate and the Plan constitute the entire agreement between the parties with respect to the Units. Any prior agreements, commitments or negotiations concerning the Units are superseded.

(e)    Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Certificate, nor shall they affect its meaning, construction or effect.
(f)    Interpretation. All questions arising under the Plan or under this Certificate shall be decided by the Committee in its total and absolute discretion.
(g)    Electronic Delivery. You hereby consent to the delivery of information (including, without limitation, information required to be delivered to you pursuant to applicable securities laws) regarding the Company, the Plan, the Units and the Common Stock via the Company’s web site or other electronic delivery.
(h)    Section 409A. Notwithstanding anything to the contrary in the Plan or this Certificate, the Company reserves the right to revise this Certificate as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of cash or shares of Common Stock pursuant to the Units. However, the Company makes no representation that the Units are not subject to Section 409A of the Code nor makes any undertaking to preclude Section 409A of the Code from applying to the Units. The Company shall not have any liability under the Plan or this Certificate for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or this Certificate, including any taxes, penalties or interest imposed under Section 409A of the Code. For purposes of the Plan and this Certificate, a termination of employment shall not be deemed to have occurred for purposes of settlement of any portion of the Units unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Certification, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In addition, notwithstanding anything herein to the contrary, if you are deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, to the extent the settlement of the Units following such termination of employment is considered the payment of deferred compensation under Section 409A payable on account of a “separation from service” that is not exempt from Section 409A as a short-term deferral (or otherwise), such settlement shall be delayed until the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” or (ii) the date of your death.
JOHNSON & JOHNSON

By: ______________________________
Helen W. Hsu
Director, Equity Compensation Resources
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Appendix A

Performance Criteria

[Insert description of performance criteria.]